Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
Pursuant to the Offer to Purchase for Cash
Up to $133,333,000 Aggregate Principal Amount of Outstanding
4% Convertible Senior Notes due 2013
of
ENZON PHARMACEUTICALS, INC.
at a Purchase Price Not Greater than $750
Nor Less than $700
Per $1,000 Principal Amount,
Plus Accrued and Unpaid Interest Thereon

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 7, 2009, UNLESS THE OFFER IS EXTENDED.

THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR CERTIFICATES FOR NOTES (AS DEFINED HEREIN), TO GLOBAL BONDHOLDER SERVICES CORP. (THE “DEPOSITARY”) AT THE ADDRESS SET FORTH BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO ENZON PHARMACEUTICALS, INC. (THE “COMPANY”) OR GOLDMAN, SACHS & CO. (THE “DEALER MANAGER”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

The Depositary and Information Agent for the Offer is:

Global Bondholders Services Corp.

By Regular, Registered or Certified Mail; Hand or Overnight Delivery:	By Facsimile (for Eligible Institutions only):
65 Broadway Suite 723 New York, NY 10006 Attention: Corporate Actions	(212) 430-3775 Confirm by Telephone: (212) 430-3774

For Information Call:
Banks and Brokers: (212) 430-3774
Toll free: (866) 795-2200

All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Offer to Purchase, dated as of December 8, 2008 (the “Offer to Purchase”). The instructions contained herein and in the Offer to Purchase should be read carefully before completing this Letter of Transmittal.

The CUSIP numbers for the Notes are: 293904 AE 8 and 293904 AD 0.

List below the Notes to which this Letter of Transmittal relates and either (a) specify the price (in multiples of $2.50 per $1,000 principal amount) not greater than $750 nor less than $700 per $1,000 principal amount at which the Notes are being tendered, or (b) do not specify a price, in which case, the Holder will accept the Purchase Price determined by the Company in the Offer. Each Holder of Notes should understand that not specifying a price at which Notes are being tendered may have the effect of lowering the Purchase Price paid for Notes in the Offer and could result in such Holder’s Notes being purchased at the minimum price of $700 per $1,000 principal amount. If the space provided below is inadequate, list the certificate numbers, principal amounts and tender prices of the Notes being tendered on a separately executed schedule and affix the schedule to this Letter of Transmittal.

DESCRIPTION OF NOTES TENDERED (See Instruction 4)

Name(s) and Address(es) of Registered Holder(s) or name of DTC Participant and DTC Participant’s DTC Account Number in which Notes are Held (Please fill in blank)	CERTIFICATES ENCLOSED (attach signed list if necessary)

	Certificate* Number(s)	Principal Amount of Notes Represented	Principal Amount of Notes Tendered**	Price at Which Notes Are Being Tendered***

*	Need not be completed by holders tendering by book-entry transfer.
**	Unless otherwise indicated, it will be assumed that the entire aggregate principal amount represented by the Notes specified above is being tendered.
***

Each tender price must be in multiples of $2.50 per $1,000 principal amount, and not greater than $750 nor less than $700 per $1,000 principal amount in accordance with the terms of the Offer. Alternatively, if the Holder wishes to maximize the chance that the Company will purchase such Holder’s Notes, the Holder should refrain from specifying a price at which the Holder is tendering, in which case, the Holder will accept the Purchase Price selected by the Company in the Offer. Each Holder of Notes should understand that not specifying a price at which the Notes are being tendered may have the effect of lowering the Purchase Price paid for Notes in the Offer and could result in such Holder’s Notes being purchased at the minimum price of $700 per $1,000 principal amount.

The names and addresses of the Holders should be printed exactly as they appear on the certificates representing Notes tendered hereby. The Notes and the principal amount of Notes represented that the undersigned wishes to tender should be indicated in the appropriate boxes.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE PURCHASE PRICE PER $1,000 PRINCIPAL AMOUNT OF NOTES PURSUANT TO THE OFFER MUST VALIDLY TENDER (AND NOT PROPERLY WITHDRAW) THEIR NOTES PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 7, 2009, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED BELOW OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8.

This Letter of Transmittal is to be used by Holders if certificates representing Notes are to be physically delivered to the Depositary herewith by Holders.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Offer.

The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Offer to Purchase and this Letter of Transmittal must be directed to the Dealer Manager or the Depositary, which also serves as information agent, in each case at the respective addresses and telephone numbers set forth on the back page of this Letter of Transmittal. See Instruction 11 below.

Holders that are tendering by book-entry transfer to the Depositary’s account at DTC must execute the tender through the DTC Automated Tender Offer Program (“ATOP”), for which this Offer will be eligible. DTC participants that are accepting the Offer must transmit their acceptances to DTC, which will verify the acceptances and execute a book-entry delivery to the Depositary’s DTC account. DTC will then send an Agent’s Message to the Depositary for its acceptance. Such Holders are not required to submit a Letter of Transmittal.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To Global Bondholder Services Corp.:

The undersigned hereby tenders to the Company the above-described 4% Convertible Senior Notes due 2013 of the Company (the “Notes”) upon the terms and subject to the conditions set forth in the Offer to Purchase and this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged.

Subject to and effective upon the acceptance for purchase of and payment for the principal amount of the Notes tendered with this Letter of Transmittal, the undersigned hereby (a) irrevocably sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Notes that are being tendered hereby, waives any and all other rights with respect to such Notes (including without limitation, any existing or past defaults and their consequences in respect of the Notes and the Indenture under which the Notes were issued) and releases and discharges the Company from any and all claims such Holders may have now, or may have in the future, arising out of, or related to, such Notes, including without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to such Notes, to participate in any redemption or defeasance of the Notes or to be entitled to any of the benefits under the Indenture, and (b) irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of the Company) with respect to such Notes, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates representing such Notes, or transfer ownership of such Notes, on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of, the Company, (ii) present such Notes for transfer on the security register for the Notes, and (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes (except that the Depositary will have the rights to, or control over, funds from the Company, except as agent of the Company, for the Purchase Price for any Notes tendered pursuant to the Offer that are purchased by the Company), all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby, and that when such Notes are accepted for purchase and payment by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

The undersigned understands that the delivery and surrender of the Notes is not effective, and the risk of loss of the Notes does not pass to the Depositary, until receipt by the Depositary of this properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company or receipt of an Agent’s Message. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered Notes pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company, in its sole discretion, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders of any Notes determined by it not to be in proper form or if the acceptance of or payment for such Notes may, based on the advice of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive or amend any condition to the Offer that it is legally permitted to waive or amend and waive any defect or irregularity in any tender with respect to Notes of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. In the event that a condition is waived with respect to any particular Holder, the same condition will be waived with respect to all Holders. The Company’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

The undersigned further understands that:

1. the valid tender of Notes pursuant to any of the procedures described in the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offer; the Company will be deemed to have accepted for payment validly tendered Notes if, as and when the Company gives written notice thereof to the Depositary; the Company’s acceptance of the Notes will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Offer;

2. it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Notes for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Notes that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Notes for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Notes (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Notes by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Notes so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Notes made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering Holder’s representation and warranty to the Company that (y) such Holder has a “net long position” in Notes or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (z) such tender of Notes complies with Rule 14e-4. The Company’s acceptance for payment of Notes tendered pursuant to the Offer will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions of the Offer;

3. the Company will, under the “Modified Dutch Auction” procedure set forth in the Offer to Purchase, determine a single price not greater than $750 nor less than $700 per $1,000 principal amount, plus accrued and unpaid interest thereon up to, but not including, the date of purchase, that it will pay for Notes validly tendered and not properly withdrawn from the Offer, taking into account the amount of Notes so tendered and the prices specified by tendering Holders;

4. the Purchase Price will be the lowest purchase price not greater than $750 nor less than $700 per $1,000 principal amount that will allow the Company to purchase $133,333,000 aggregate principal amount of Notes or such lesser amount of Notes as are validly tendered and not properly withdrawn;

5. the Company reserves the right, in its sole discretion, to purchase more than $133,333,000 aggregate principal amount of Notes in the Offer, and/or to amend the maximum aggregate purchase price, or to amend the Offer in any other respect, subject to applicable law;

6. tenders of Notes may be withdrawn or revoked by written notice of withdrawal or revocation received by the Depositary at any time on or prior to the Expiration Date, but the Purchase Price shall not be payable in respect of Notes so withdrawn;

7. all Notes validly tendered on or prior to the Expiration Date at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, except that, due to the proration procedures described in the Offer to Purchase, if more than the amount of Notes sought are validly tendered the Company may not purchase all such Notes;

8. the Company will return at its expense all Notes it does not purchase, including Notes tendered at prices greater than the Purchase Price and not properly withdrawn and Notes not purchased because of proration, promptly following the Expiration Date;

9. under the circumstances set forth in the Offer to Purchase, the Company expressly reserves the right, in its sole discretion, to terminate the Offer at any time and from time to time, upon the occurrence, prior to the Expiration Date, of any of the events set forth in the Offer to Purchase and to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Notes by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any such extension, all Notes previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering Holder to withdraw such Holder’s Notes;

10. the Company has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Notes pursuant to the Offer; and

11. THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.

The undersigned agrees to all of the terms and conditions of the Offer and agrees that this Letter of Transmittal constitutes a binding agreement between the undersigned and the Company.

Unless otherwise indicated under “Special Payment Instructions” below, please issue a check from the Depositary for the Purchase Price for any Notes tendered hereby that are purchased (together with accrued and unpaid interest thereon up to, but not including, the date of purchase) and/or return any certificates representing Notes not tendered or not accepted for purchase in the name(s) of the Holder(s) appearing under “Description of Notes Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the Purchase Price for any Notes tendered hereby that are purchased (together with accrued and unpaid interest thereon up to, but not including, the date of purchase) and/or return any certificates representing Notes not tendered or not accepted for purchase (and accompanying documents, as appropriate) to the address(es) of the Holder(s) appearing under “Description of Notes Tendered.” In the event that both the Special Payment Instructions and the Special Delivery Instructions are completed, please issue the check for the Purchase Price for any Notes tendered hereby that are purchased (together with accrued and unpaid interest thereon up to, but not including, the date of purchase) and/or return any certificates representing Notes not tendered or not accepted for purchase (and any accompanying documents, as appropriate) to the person or persons so indicated. The undersigned recognizes that the Company does not have any obligation pursuant to the Special Payment Instructions to transfer any Notes from the name of the Holder thereof if the Company does not accept for purchase any of the Notes so tendered.

PLEASE SIGN HERE

This Letter of Transmittal must be signed by the registered holder(s) of Notes exactly as their name(s) appear(s) on certificate(s) for Notes or, if tendered by the registered holder(s) of Notes exactly as such participant’s name appears on a security position listing as the owner of Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 5 below.

If the signature appearing below is not of the registered holder(s) of the Notes, then the registered holder(s) must sign a valid proxy.

X

X

 (Signature(s) of Holder(s) or Authorized Signatory)

Dated:  , 200  .

Name(s):

(Please Print)

Capacity:

Address:

 (Including Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security Number:

PLEASE COMPLETE THE SUBSTITUTE FORM W-9 HEREIN OR APPROPRIATE FORM W-8

SIGNATURE GUARANTEE
(See Instructions 1 and 5 below)

(Name of Medallion Signature Guarantor Guaranteeing Signature)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Dated:  , 200  .

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 5, 6 and 7)

To be completed ONLY if certificates for Notes not tendered or purchased and/or checks constituting payments for Notes to be purchased in connection with the Offer are to be issued to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal.

Issue  ☐  Check

                   ☐  Certificate(s) to:

Name:

(Please Print)

Address:

(Please Print)

(Zip Code)

Taxpayer Identification or Social Security Number
(See Substitute Form W-9 herein)

☐	Credit Notes delivered by book-entry transfer and not purchased to the account set forth below:

Account Number

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 4, 5, 6 and 7)

To be completed ONLY if certificates for Notes in a principal amount not tendered or not accepted for purchase and/or checks constituting payment for Notes to be purchased in connection with the Offer are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled “Description of Notes Tendered” within this Letter of Transmittal.

Issue  ☐  Check

                   ☐  Certificate(s) to:

Name:

(Please Print)

Address:

(Please Print)

(Zip Code)

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. No signature guarantee is required if the Notes tendered are tendered and delivered (a) by a registered holder of Notes who has not completed any of the boxes entitled “Special Delivery Instructions” on the Letter of Transmittal, or (b) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Notes not accepted for payment or not tendered are to be returned to a person other than the registered holder, then the signature on this Letter of Transmittal accompanying the tendered Notes must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program (a “Medallion Signature Guarantor”). Beneficial owners whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Notes with respect to Notes so registered. See “Procedures for Tendering Notes” in the Offer to Purchase.

2. Requirements of Tender. This Letter of Transmittal is to be completed by Holders of Notes if certificates representing such Notes are to be forwarded herewith, pursuant to the procedures set forth in the Offer to Purchase under the heading “Procedures for Tendering Notes.” For a Holder to validly tender Notes pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other documents required by these instructions, must be received by the Depositary at its address set forth herein on or prior to the Expiration Date and certificates representing such Notes must be received by the Depositary at its address.

Letters of Transmittal and Notes must be sent to the Depositary. Letters of Transmittal and Notes sent to the Company, the Dealer Manager or DTC will not be forwarded to the Depositary and will not be deemed validly tendered by the Holder thereof.

The method of delivery of Notes, the Letter of Transmittal and all other required documents to the Depositary is at the election and risk of the Holder tendering Notes. Delivery of such documents will be deemed made only when actually received by the Depositary. If such delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary on or prior to the Expiration Date. No alternative, conditional or contingent tenders of Notes will be accepted.

3. Withdrawal of Tenders; Amendment and Extension. A tender of Notes pursuant to the Offer may be withdrawn at any time prior to the Expiration Date, and, unless already accepted for payment by the Company pursuant to the Offer, may be withdrawn at any time after midnight, New York City time, on Thursday, February 5, 2009, but no consideration shall be payable in respect of Notes so withdrawn. Except as otherwise provided in this Letter of Transmittal or in the Offer to Purchase, tenders of Notes pursuant to the Offer are irrevocable.

If, for any reason whatsoever, acceptance for payment of, or payment for, any Notes tendered pursuant to the Offer is delayed (whether before or after the Company’s acceptance for payment of Notes) or the Company is unable to accept for payment or pay for the Notes tendered pursuant to the Offer, the Company may (without prejudice to its rights set forth herein) instruct the Depositary to retain tendered Notes, and such Notes may not be withdrawn (subject to Exchange Act Rule 14e-1(c), which requires that the Offeror pay the consideration or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer).

For a withdrawal of tendered Notes to be effective, a written notice of withdrawal must be received by the Depositary prior to the Expiration Date at its address set forth on the cover of this Letter of Transmittal. Any such notice of withdrawal must (a) specify the name of the Holder who tendered the Notes to be withdrawn, (b) contain the description of the Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Notes and the aggregate principal amount represented by such Notes, and (c) be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees), or be accompanied by evidence sufficient to the Depositary that the person withdrawing the tender has succeeded to the beneficial ownership of the Notes. If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written notice of such withdrawal even if physical release is not effected.

Any permitted withdrawal of tendered Notes may not be rescinded and any Notes properly withdrawn will thereafter be deemed not validly tendered; provided, however, that properly withdrawn Notes may be re-tendered, by again following one of the appropriate procedures described under the heading, “Procedures for Tendering Notes” in the Offer to Purchase, at any time on or prior to the Expiration Date.

Any Notes that have been tendered pursuant to the Offer but that are not purchased will be returned to the Holder thereof without cost to such Holder promptly following the earlier to occur of the Expiration Date or the date on which the Offer is terminated without any Notes being purchased thereunder.

All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Company, in the Company’s sole discretion (whose determination shall be final and binding).

None of the Company, the Depositary, the Dealer Manager or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal, or will incur any liability for failure to give any such notification.

If the Company materially changes the terms of the Offer or the information concerning the Offer or waives a material condition of the Offer, the Company will disseminate additional materials relating to the Offer and extend the Offer to the extent required by law. In addition, the Company may, if it deems appropriate, extend the Offer for any other reason. In addition, if the consideration to be paid in the Offer is increased or decreased or the principal amount of Notes subject to the Offer is increased or decreased, that Offer will remain open at least 10 business days from the date the Company first gives notice of such increase or decrease to Holders of Notes subject to the Offer, by press release or otherwise.

Notwithstanding the foregoing, if we purchase an additional amount of Notes not to exceed 2% of the outstanding principal amount of our Notes (approximately $5.4 million principal amount as of December 8, 2008), pursuant to Exchange Act Rule 13e-4(f)(1)(ii), this will not be deemed a material change to the terms of the Offer, and we will not be required to amend or extend the Offer. See “Amendment; Extension; Waiver; Termination” in the Offer to Purchase.

4. Partial Tenders. Tenders of Notes pursuant to the Offer will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. If less than the entire principal amount of any Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the column entitled “Principal Amount of Notes Tendered” in the box entitled “Description of Notes Tendered” herein. The entire principal amount represented by the certificates for all Notes delivered to the Depositary will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Notes is not tendered or not accepted for purchase, certificates for the principal amount of Notes not tendered or not accepted for purchase will be sent to the Holder unless otherwise provided in the appropriate box in this Letter of Transmittal (see Instruction 6) promptly after the Notes are accepted for purchase.

5. Signatures on this Letter of Transmittal, Bond Powers and Endorsement; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the Notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

IF THIS LETTER OF TRANSMITTAL IS EXECUTED BY A HOLDER OF NOTES WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A VALID PROXY, WITH THE SIGNATURE OF SUCH REGISTERED HOLDER GUARANTEED BY A MEDALLION SIGNATURE GUARANTOR, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

If any of the Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal. If any tendered Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.

If this Letter of Transmittal is signed by the registered holder, the certificates for any principal amount of Notes not tendered or accepted for purchase are to be issued (or if any principal amount of Notes that is not tendered or not accepted for purchase is to be reissued or returned) to, and checks constituting payments for Notes to be purchased in connection with the Offer are to be issued to the order of the registered holder, then the registered holder need not endorse any certificates for tendered Notes, nor provide a separate bond power. In any other case (including if this Letter of Transmittal is not signed by the registered holder), the registered holder must either properly endorse the certificates for Notes tendered or transmit a separate properly completed bond power with this Letter of Transmittal, in either case, executed exactly as the names of the registered holders appear on such Notes, with the signature on the endorsement or bond power guaranteed by a Medallion Signature Guarantor, unless such certificates or bond powers are executed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal or any certificates of Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. The proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

When this Letter of Transmittal is signed by the registered holders of the Notes listed and transmitted hereby, no endorsements of Notes or separate instruments of transfer are required unless payment is to be made, or Notes not tendered or purchased are to be issued, to a person other than the registered holder(s), in which case the signatures on such Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

Endorsements on certificates for Notes, signatures on bond powers and proxies provided in accordance with this Instruction 5 by registered holders not executing this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor. See Instruction 1.

6. Special Payment and Special Delivery Instructions. Tendering Holders should indicate in the applicable box or boxes the name and address to which Notes for principal amounts not tendered or not accepted for purchase or checks constituting payments for Notes to be purchased in connection with the Offer are to be issued or sent, if different from the name and address of the registered holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, Notes not tendered or not accepted for purchase will be returned to the registered holder of the Notes tendered.

7. Taxpayer Identification Number and Substitute Form W-9. In order to avoid U.S. federal backup withholding tax (currently at a rate of 28%) with respect to cash received in exchange for Notes pursuant to the Offer, each tendering Holder must provide the Depositary with either (i) a properly certified Substitute Form W-9 (which is included in this Letter of Transmittal), signed under penalties of perjury, including the Holder’s correct taxpayer identification number (“TIN”) (generally, the Holder’s social security number (“SSN”) or employer identification number (“EIN”)) and certifying that the Holder is a U.S. person who is not subject to backup withholding, or (ii) a properly completed Internal Revenue Service (“IRS”) Form W-8BEN, or other applicable IRS Form W-8, signed under penalties of perjury. IRS Form W-8BEN and other IRS Forms W-8 are available from the Depositary or from the Internal Revenue Service web site, at http://www.irs.ustreas.gov. Please see “Important Tax Information” at Instruction 12 below.

8. Transfer Taxes. The Company will pay all transfer taxes, if any, payable on the purchase and transfer of Notes purchased pursuant to the Offer (for the avoidance of doubt, transfer taxes do not include federal income or backup withholding taxes), except in the case of deliveries of certificates for Notes for principal amounts not tendered or not accepted for payment that are to be registered or issued in the name of any person other than the Holder of Notes tendered hereby, in which case the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. Except as provided in this Instruction 8, it will not be necessary for transfer stamps to be affixed to the certificates listed in this Letter of Transmittal.

9. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered Notes pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company. The Company reserves the absolute right to reject any or all tenders of any Notes determined by it not to be in proper form or if the acceptance of or payment for such Notes may, based on the advice of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive or amend any condition to the Offer that it is legally permitted to waive or amend and waive any defect or irregularity in any tender with respect to Notes of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. In the event that a condition is waived with respect to any particular Holder, the same condition will be waived with respect to all Holders. None of the Company, the Depositary, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Notes, the Holder will be entitled to the Purchase Price.

10. Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer in the case of any Notes tendered, in whole or in part, at any time and from time to time. If a condition is waived with respect to one tender, the same condition will be waived with respect to all tenders.

11. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering Notes and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to, and additional information about the Offer may be obtained from, either the Dealer Manager or the Depositary, which also serves as information agent, whose respective addresses and telephone numbers appear on the last page hereto.

12. Important Tax Information. For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of Notes that is: (1) an individual who is a U.S. citizen or U.S. resident alien, (2) a corporation, partnership, company or association created or organized in or under the laws of the United States or any state or political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, (i) the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions, or (ii) that has a valid election in effect to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner of Notes who is not a U.S. Holder.

Under U.S. federal income tax laws, as described in more detail below, we are generally required to report any cash payment made to a Holder of Notes tendered pursuant to the Offer to such Holder and to the Internal Revenue Service (“IRS”), and we may be required to withhold 28% of any such payment as “backup withholding.”

To avoid such backup withholding, a U.S. Holder whose Notes are submitted herewith should provide the Depositary a properly certified Substitute Form W-9 (which is included in this Letter of Transmittal), signed under penalties of perjury, including such Holder’s correct TIN (generally, such Holder’s SSN or EIN) and certifying that the Holder is a U.S. person who is not subject to backup withholding. A U.S. Holder of Notes is required to give the Depositary the correct TIN of the record owner of the Notes being tendered for payment pursuant to the Offer. If the Notes are registered in more than one name or are not registered in the name of the actual owner, please consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the Holder does not have a TIN, the Holder should write “Applied For” in the space provided for the TIN, sign and date the Substitute Form W-9, and complete the “Certificate of Awaiting Taxpayer Identification Number” provided thereunder. In such case, the Depositary will retain the backup withholding tax amount until such Holder provides the Depositary with its certified TIN. If the Holder does not provide the Depositary with a certified TIN within 60 days, the Depositary must backup withhold 28% of all cash payments made to the Holder.

Certain Holders (including, among others, corporations and Non-U.S. Holders) are exempt from these backup withholding requirements. Such exempt persons who are U.S. Holders should indicate their exempt status on the Substitute Form W-9 by entering their correct TIN, checking the appropriate box, checking the “Exempt from Backup Withholding” box, and signing and dating the Substitute Form W-9 in the space provided.

A Non-U.S. Holder should submit to the Depositary the appropriate IRS Form W-8, properly completed, including certification of such individual’s foreign status, and signed under penalties of perjury. IRS Form W-8BEN is the version of IRS Form W-8 most likely to apply to foreign persons claiming exemption from backup withholding. Non-U.S. Holders should carefully read the instructions to IRS Form W-8BEN and, if applicable, complete the required information, sign and date the IRS Form W-8BEN and return the form to the Depositary with the completed Letter of Transmittal. In certain cases, depending on the status of the foreign person claiming exemption from backup withholding, IRS Form W-8BEN may not be the proper form. IRS Form W-8BEN and other IRS Forms W-8 are available from the Depositary or from the IRS web site, at http://www.irs.ustreas.gov.

Failure to furnish a correct TIN to the Depository or making a false statement with respect to withholding may subject the Holder to penalties imposed by the IRS. In addition, the Depositary may be required to withhold 28% of any cash payment made to the Holder with respect to Notes tendered pursuant to the Offer as backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against the Holder’s U.S. federal income tax liability, if any, provided that the Holder furnishes the required information to the IRS in a timely manner.

Please consult your own accountant or tax advisor or contact the Depositary for further guidance regarding the completion of the Substitute Form W-9, IRS Form W-8BEN or another version of IRS Form W-8 to claim exemption from backup withholding.

PAYOR: Global Bondholder Services Corp.

SUBSTITUTE Form W-9 Request for Taxpayer Identification Number and Certification	Name: Address: Check appropriate box: Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other (specify) ☐ Exempt from Backup Withholding ☐

Part I. Please provide your taxpayer identification number (“TIN”) in the space at right. If awaiting TIN, write “Applied For” in space at right, sign and date this Form, and complete the “Certificate of Awaiting Taxpayer Identification Number” below.

SSN: or EIN:

For payees exempt from backup withholding, see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” and complete as instructed therein.

Part II. CERTIFICATION
Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or, as indicated, I am waiting for a number to be issued to me);
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). Also see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid back-up withholding. Signature Date

YOU MUST SIGN AND DATE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED
FOR” IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), if I do not provide a TIN by the time of payment, 28% of all payments made to me pursuant to the Offer shall be retained until I provide a correct TIN to the Payor and that, if I do not provide my TIN within sixty (60) days, such retained amounts shall be remitted to the IRS as backup withholding.

 Signature                                                                                                           Date

NOTE: FAILURE TO COMPLETE, CERTIFY AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Taxpayer Identification Number for the Payee (You) to Give the Payor. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:			Give the name and Social Security Number of:

1.	An individual’s account		The individual
2.	Two or more individuals (joint account)		The actual owner of the account, or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor (2)
4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
5.	Sole proprietorship account or disregarded entity owned by an individual		The owner (3)

For this type of account:		Give the Employer Identification Number of:

6.	Disregarded entity not owned by an individual	The owner
7.	A valid trust, estate, or pension trust	The legal entity (4)
8.	Corporate or LLC electing corporate status on IRS Form 8832	The corporation
9.	Partnership (or multiple-member LLC)	The partnership
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)

Show the name of the owner. You must show your individual name, but you may also enter your business or “doing business as” name. Either your social security number or your employer identification number (if you have one) may be used.

(4)

List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a taxpayer identification number (“TIN”), you should apply for one immediately. To apply for a social security number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office or online at www.ssa.gov. You may also obtain this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an individual taxpayer identification number (“ITIN”), or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number (“EIN”). You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the Internal Revenue Service (“IRS”) by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800- 829-3676).

Payees Exempt from Backup Withholding

Payees exempt from backup withholding on interest payments and broker transactions include:

•

An organization exempt from tax under Section 501(a), any individual retirement account (IRA) where the payor is also the custodian, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession thereof, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under Section 584(a).

•	A financial institution.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to various government, state and local agencies for tax enforcement or litigation purposes. Payees must provide their TINs whether or not they are required to file tax returns. Payors must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct TIN to a requestor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONSULT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

Any questions or requests for assistance or additional copies of this Letter of Transmittal or the Offer to Purchase may be directed to the Depositary, which also serves as information agent, or the Dealer Manager at the telephone numbers and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Depositary and Information Agent for the Offer is:

Global Bondholder Services Corp.

By Mail/Overnight Courier/Hand:

65 Broadway
Suite 723
New York, New York 10006
Attention: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free: (866) 795-2200

By Facsimile for Eligible Institutions:

(212) 430-3775
Confirm by Telephone: (212) 430-3774

The Dealer Manager for the Offer is:

Goldman, Sachs & Co.

Liability Management Group
1 New York Plaza
New York, New York 10004
Toll-free: (800) 828-3182
Telephone: (212) 357-4692